                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan, as amended, and the 1996 Non-Employee Directors' Plan, as amended, of Onyx Pharmaceuticals, Inc. of our report dated February 21, 2003, with respect to the financial statements of Onyx Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

Palo Alto, California
November 12, 2003